UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 16, 2012

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders (the “Meeting”) of Magellan Health Serices, Inc. (the “Company”) was held on May 16, 2012, in connection with which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  At the close of business on March 30, 2012, the record date for the Meeting, 27,312,812 shares of the Company’s common stock were issued, outstanding and entitled to vote.  At the Meeting 25,610,060 shares of the Company’s common stock were represented in person or by proxy.  Three proposals were scheduled and noticed to be acted upon at the Meeting:  (i) to elect three directors to serve until the 2015 annual meeting or until the election and qualification of their successors (“Proposal Number One”); (ii) to approve, in an advisory vote, the compensation of the Company’s named executive officers (“Proposal Number Two”); and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the year 2012 (“Proposal Number Three”).

At the Meeting, three members of the board (René Lerer, M.D., Mary F. Sammons and Eran Broshy) were nominated for election to serve three year terms until the Company’s 2015 annual meeting or until the election and qualification of their successors are elected.  The vote with respect to each such nominee was as follows:

Nominee	For	Withheld	Broker Non- Votes
René Lerer, M.D.	24,607,180	480,563	522,317
Mary F. Sammons	25,021,353	66,390	522,317
Eran Broshy	24,669,443	418,300	522,317

Other directors whose terms of office continued after the Meeting are: Michael S. Diament, Robert Le Blanc, William McBride, William Forrest, Barry Smith and Michael P. Ressner.

Proposal Number Two was adopted with 20,124,527 shares voted for, 4,300,418 shares voted against, 662,798 shares abstaining and 522,317 broker non-votes.

Proposal Number Three was approved with 25,265,013 shares voted for, 340,682 shares voted against, and 4,365 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: May 16, 2012	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer